UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2012

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas	77072
(Address of principal executive offices)	(Zip Code)

281-776-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2012, The Men’s Wearhouse, Inc. (the “Company”) adopted a Second Amendment to the Company’s 2004 Long-Term Incentive Plan (the “Amendment”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Amendment: (i) provides that if any outstanding awards under the 2004 Long-Term Incentive Plan expire or terminate for any reason, are settled in cash in lieu of shares of stock, or are surrendered, then the shares of stock not delivered pursuant to that award may not be the subject of another award granted under the 2004 Long-Term Incentive Plan, except that such shares may be issued with respect to future grants as part of a compensation package for individuals being hired as employees or becoming an employee in connection with an acquisition and (ii) clarifies the provisions that prohibit cash buy-outs by the Company of awards of stock options or stock appreciation rights granted under the 2004 Long-Term Incentive Plan.

In addition, in March 2012, the Compensation Committee of the Board of Directors of the Company adopted (A) a policy that future awards of deferred stock units or restricted stock granted to named executive officers may not vest more quickly than on a pro-rata basis over three years and (B) a requirement that award agreements for future equity grants to a named executive officer contain a requirement that if a person is a named executive officer at the time of vesting of his or her restricted stock or deferred stock unit awards or upon exercise of his or her stock options and such person is not then in compliance with the then existing equity ownership guidelines for named executive officers, then 50% of the vested or acquired shares must be retained until the person meets the equity ownership guidelines. The forms of award agreements to be issued to named executive officers with respect to future grants under the 2004 Long-Term Incentive Plan are attached hereto as Exhibit 10.2 and incorporated herein by reference. At that time, the Compensation Committee also approved an increase in the equity ownership requirement for the Chief Executive Officer to require him to hold equity interests in the form of common stock, restricted stock or deferred stock units having an aggregate equity value of at least three times his base salary.

In March 2012, the Board of Directors of the Company also revised the Company’s Corporate Governance Guidelines to increase the directors equity ownership requirements so that the Company’s directors are now required to hold an ownership position in the Company equal to at least $300,000 (which equals three times the annual cash retainer received by the non-employee directors) and that new directors hold such amount within three years of becoming a director. The Board of Directors also approved a change to the Company’s insider trading policies to prohibit the Company’s directors, officers and employees from hedging equity positions in the Company’s common stock arising from equity compensation awards.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are included in this Form 8-K:

Exhibit Number	Description

10.1	Second Amendment to The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan.

10.2	Forms of Deferred Stock Unit Award Agreement, Restricted Stock Award Agreement and Nonqualified Stock Option Award Agreement (each for named executive officers) under The Men’s Wearhouse, Inc. 2004 Long- Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2012

THE MEN’S WEARHOUSE, INC.

By:	/s/ Neill P. Davis
Neill P. Davis
Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan.

10.2	Forms of Deferred Stock Unit Award Agreement, Restricted Stock Award Agreement and Nonqualified Stock Option Award Agreement (each for named executive officers) under The Men’s Wearhouse, Inc. 2004 Long- Term Incentive Plan.